CNL Hotels & Resorts, Inc.
2004 Omnibus Long-Term Incentive Plan
Deferred Share Award Agreement
(All Awards for Executives with Employment Agreements)

CNL Hotels & Resorts, Inc. (the “Company”) wishes to memorialize the grant to the person (the “Participant”) named in the Deferred Share Award Grant Notice (the “Grant Notice”) of a Deferred Share Award (the “Award”) pursuant to the provisions of the Company’s 2004 Omnibus Long-Term Incentive Plan (the “Plan”), the Grant Notice and the applicable provisions of the Participant’s employment agreement with the Company, dated ____________, 2006, as amended from time to time (the “Employment Agreement”). The Award will entitle the Participant to shares of Common Stock from the Company, if the Participant meets the vesting requirements described herein, in the Grant Notice and in the applicable provisions of the Employment Agreement. Therefore, pursuant to the terms of the attached Grant Notice and this Deferred Share Award Agreement (the “Agreement”), the Company grants the Participant the number of Deferred Shares listed in the Grant Notice.

The details of the Award are as follows:

1.  Grant Pursuant to Plan. This Award is granted pursuant to the Plan, which is incorporated herein for all purposes. The Participant hereby acknowledges receipt of a copy of the Plan. The Company and Participant agree to be bound by all of the terms and conditions of this Agreement, the Grant Notice, the Plan and the applicable provisions of the Employment Agreement. Any capitalized term in this Agreement shall have the meaning assigned to it in this Agreement, or, if such term is not defined in this Agreement, such term shall have the meaning assigned to it under the Plan.

2.  Deferred Share Award. The Company hereby memorializes the grant to the Participant of the Deferred Shares listed in the Grant Notice as of the grant date specified in the Grant Notice (the “Grant Date”). Such number of Deferred Shares may be adjusted from time to time pursuant to Section 9 of the Plan, except as otherwise provided for pursuant to this Agreement.

3.  Vesting and Forfeiture of Deferred Shares.

(a)  Vesting. The Participant shall become vested in the Deferred Shares in accordance with the vesting schedule in the Grant Notice.

(b)  Forfeiture. The Participant shall forfeit any unvested Deferred Shares, if any, in the event that the Participant’s Continuous Service is terminated for any reason, except (i) as otherwise provided in this Agreement, the Plan or the applicable provisions of the Employment Agreement or (ii) as otherwise determined by the Committee in its sole discretion, which determination need not be uniform as to all persons who have received awards under the Plan and which determination shall not reduce the rights of the Participant under the Employment Agreement.

(c)  Vesting Acceleration. This Award shall be subject to vesting acceleration upon such terms and at such times as provided in the Employment Agreement.

4.  Settlement of Deferred Share Award.

(a)  Settlement of Deferred Shares for Common Stock. The Company shall deliver to the Participant one share of Common Stock for each vested Deferred Share subject of this Award on the appropriate Delivery Date (as defined in Section 4(b)). Except as otherwise provided herein and in the Employment Agreement relating to the payment of withholding taxes, the Company shall not have any obligation to settle this Award for cash.

(b)  Delivery of Common Stock. Shares of Common Stock shall be delivered on the delivery date(s) (each a “Delivery Date”) specified in the Grant Notice, except as otherwise provided for in this Section 4(b) or in the Employment Agreement. Once a share of Common Stock is delivered with respect to a vested Deferred Share, such vested Deferred Share shall terminate and the Company shall have no further obligation to deliver a share of Common Stock, or any other property (except as noted below), for such vested Deferred Share.

If the vesting of the Award accelerates pursuant to Section 3(c), the shares of Common Stock shall be delivered within sixty (60) days of the event that caused the vesting acceleration. Immediately prior to and contingent on the consummation of a change in control as defined in the Participant’s Employment Agreement, the Company shall deliver shares of Common Stock to the extent of the vested Deferred Shares as of the date of the consummation of such change in control. However, in either of the two cases previously described in this paragraph, to the extent necessary to comply with Section 409A(a)(2)(B) of the Code and any Treasury Regulations promulgated thereunder, the delivery of shares of Common Stock shall be delayed for six (6) months from the date of a “separation from service” (as defined under Section 409A of the Code and any Treasury Regulations promulgated thereunder) of the Participant.

5.  No Rights as Shareholder until Delivery. The Participant shall not have any rights, benefits or entitlements as a shareholder of the Company with respect to any Common Stock subject to this Agreement unless and until such Common Stock has been delivered to the Participant. On or after delivery of the Common Stock, the Participant shall have, with respect to the Common Stock delivered, all of the rights of a shareholder of the Company, including the right to vote the Common Stock and the right to receive all dividends and distributions, if any, as may be declared on the Common Stock from time to time. The foregoing shall not be a limitation of the Participant’s right to receive a cash payment equivalent of dividends and distributions declared on Common Stock where the delivery has been delayed to avoid a 409A penalty as provided in the Employment Agreement.

6.  Tax Provisions.

(a)  Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for any of the Participant’s tax liability that may arise as a result of the transactions contemplated by this Agreement.

(b)  Withholding Obligations. The Participant hereby authorizes withholding in such form as the Participant elects and otherwise agrees to make adequate provision for, any sums required to satisfy the minimum federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the Award. At the time the Award is granted, or at any time thereafter as requested by the Company or the Participant, the Participant shall elect the method for the satisfaction of the tax withholding related to this Award from the following alternatives: (i) withholding from payroll or other amounts paid to the Participant by the Company; (ii) payment by a check from the Participant; (iii) withholding of shares of Common Stock by the Company from the vested shares otherwise deliverable pursuant to this Award; (iv) the use of a broker-assisted sale (if the Company’s Shares are publicly traded on a national stock exchange or electronic quotation system and the Company has established the appropriate procedures); (v) any other legal method authorized by the Committee or (vi) any combination of the foregoing. In addition, the Participant authorizes the Company to deduct from payroll (either from salary or any bonus) any contributions the Participant authorizes be made to the Participant’s 401(k) plan account based on the delivery of Common Stock pursuant to this Award.

The Company, upon the election of the Participant as to the method of tax withholding and in compliance with any applicable legal conditions or restrictions, may withhold from fully vested shares of Common Stock otherwise deliverable to the Participant a number of whole shares of Common Stock having a Fair Market Value, as determined by the Company, in good faith, as of the date the Participant recognizes income with respect to those shares of Common Stock, not in excess of the amount of the minimum tax required to be withheld by law (or such other amount (lower or higher) that would avoid adverse financial accounting treatment). Any adverse consequences to the Participant arising in connection with such Common Stock withholding procedure shall be the Participant’s sole responsibility.

In addition, after the Company’s Shares are publicly traded on a national stock exchange or electronic quotation system, the Company, in its discretion, may establish a procedure, whereby the Participant may make an irrevocable election to direct a broker (determined by the Company) to sell sufficient shares of Common Stock from the Award to cover the tax withholding obligations of the Company or any Affiliate and deliver such proceeds to the Company. The Participant shall be responsible for complying with all Company policies regarding stock trading as well as the applicable securities laws in connection with a sale of shares of Common Stock received pursuant to this Award.

Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to issue such shares of Common Stock.

(c)  Section 409A Amendments. The Company agrees to cooperate with the Participant to amend this Agreement to the extent either the Company or the Participant deems necessary to avoid imposition under Code Section 409A and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder of any additional tax or income recognition prior to actual delivery of the shares of Common Stock to the Participant, but only to the extent such amendment would not have an adverse effect on the Company or the Participant, in each case as determined by the Company, in its sole discretion.

7.  Consideration. With respect to the value of the shares of Common Stock to be delivered pursuant to the Award, such shares of Common Stock are granted in consideration for the services the Participant shall provide to the Company during the vesting period.

8.  Transferability. The Deferred Shares granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descent and distribution. In addition, the Deferred Shares shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Deferred Shares shall not be subject to execution, attachment or similar process.

9.  General Provisions.

(a)  Employment At Will. Subject to the terms of the Employment Agreement, nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the service of the Company or its Related Entities for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service at any time for any reason, with or without cause.

(b)  Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery, upon receipt by an overnight courier with signature for delivery required or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days’ advance written notice under this paragraph to all other parties to this Agreement.

(c)  No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

(d)  Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify this Agreement or the Award under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the Award, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and the Award shall remain in full force and effect).

(e)  No Trust or Fund Created. Neither this Agreement nor the grant of the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Participant or any other person. The Deferred Shares subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue Common Stock to the Participant in the future. To the extent that the Participant or any other person acquires a right to receive payments from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.

(f)  Cancellation of Award. If any Deferred Shares subject to this Agreement are forfeited, then from and after such time, the Participant (and any other person from whom such Deferred Shares are forfeited) shall no longer have any rights to such Deferred Shares or the corresponding shares of Common Stock. Such Deferred Shares shall be deemed forfeited in accordance with the applicable provisions hereof.

(g)  Participant Undertaking. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the shares of Common Stock deliverable pursuant to the provisions of this Agreement.

(h)  Amendment, Modification, and Entire Agreement. No provision of this Agreement may be modified, waived or discharged unless that waiver, modification or discharge is agreed to in writing and signed by the Participant and an officer of the Company, other than the Participant, designated by the Committee. The Participant and the Company acknowledge that as of the Grant Date, this Agreement, the Plan and any applicable provisions of the Participant’s Employment Agreement set forth the entire understanding between the Participant and the Company regarding the acquisition of Common Stock pursuant to this Award and supersede all prior oral and written agreements on that subject with the exception of awards from the Company previously granted and delivered to the Participant. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern. In the event of a conflict among any of the Employment Agreement, any Grant Notice and this Agreement or the Plan, the terms of the Employment Agreement shall govern. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

(i)  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to the conflict-of-laws rules thereof or of any other jurisdiction.

(j)  Interpretation. The Participant accepts this Award subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan and the applicable provisions of the Employment Agreement. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement, except where this Agreement is subject to the provisions of the Employment Agreement, in which case any such questions shall be governed by the dispute resolution provisions of the Employment Agreement.

(k)  Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof. The Company may assign its rights and obligations under this Agreement, including, but not limited to, the forfeiture provision of Section 3(b) to any person or entity selected by the Board.

(l)  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(m)  Headings. Headings are given to the Sections and Subsections of this Agreement solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

10.  Representations. The Participant acknowledges and agrees that the Participant has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award and fully understands all provisions of the Award.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

CNL HOTELS & RESORTS, INC.

By:

Title:

PARTICIPANT

Address: